Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTMOORE HOLDINGS ANNOUNCES RESTRUCTURING AND MANAGEMENT CHANGES

SOLANA BEACH, CA – August 13, 2009 - Westmoore Holdings, Inc. (WSMO.PK) is in the process of reshaping itself as an actively traded, public holding company capable of capitalizing on the current opportunities in the small to mid-cap marketplace. This reorganization will take place over the next few months and will include a name change, appointment of new directors, and a change in the current management structure. In order to make room for the new management team, Robert L. Jennings, II, Michael Graven, Joseph Duffel, and Shawn Crawford have stepped down from their management and/or board positions.

The intention of this restructuring is to increase profitability through both internal growth as well as acquisition. The Company's wholly owned subsidiary, Bear Industrial Holdings, Inc. remains a cornerstone business that provides WSMO with a solid basis for future growth.

About Westmoore Holdings, Inc.
WSMO is a diversified holding company controlling and operating a number of businesses including Bear Industrial Holdings, Inc. and HBRG Acquisitions, Inc.  WSMO is headquartered in Solana Beach, California.

Contact:
Gant Morgner
Westmoore Investor Relations
Tel: 619.929.1022
Email: gmorgner@westmooreinc.com

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